CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the references to our firm under the captions "Financial Higlights" in the Prospectus and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference in Post-Effective Amendment No. 28 to the Registration Statement on Form N-1A (No. 33-27352) and related Prospectus of Endeavor Series Trust of our report dated February 15, 1999 included in the December 31, 1998 Annual Report to Shareholders of Endeavor Series Trust.




                                                 /s/ERNST & YOUNG LLP


Philadelphia, Pennsylvania
April 27, 1999




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